Exhibit 8.1

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

February 28, 2020

Fortress Transportation and Infrastructure Investors LLC
1345 Avenue of the Americas
New York, New York 10105

Re:	Fortress Transportation and Infrastructure Investors LLC
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (“FTAI”) in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by FTAI with the Securities and Exchange Commission (the ”Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale by FTAI from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of (i) common shares representing limited liability company interests of FTAI, par value $0.01 per share (“Common Shares”), (ii) preferred shares representing limited liability interests of FTAI (“Preferred Shares”), which may be issued in one or more series, (iii) depositary receipts representing fractional Preferred Shares, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between FTAI and one or more bank or trust companies to be named in the applicable Depositary Agreement; (iv) debt securities of FTAI (“Debt Securities”), which may be issued in one or more series under an indenture proposed to be entered into by FTAI and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, (v) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements proposed to be entered into by FTAI and one or more warrant agents to be named therein, (vi) subscription rights to purchase Common Shares, Preferred Shares or Debt Securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates and/or pursuant to one or more subscription rights agreements proposed to be entered into by FTAI and one or more subscription agents to be named therein, (vii) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from FTAI, and FTAI to sell to such holders, Common Shares, Preferred Shares or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements proposed to be entered into by FTAI and one or more purchase contract agents to be named therein, (viii) purchase units of FTAI (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase FTAI’s Common Shares or other securities, which may be issued pursuant to one or more agreements proposed to be entered into by FTAI and one or more purchase unit agents to be named therein, and (ix) such indeterminate number of Common Shares, Preferred Shares or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Shares, Depositary Shares, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such Common Shares or Preferred Shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering.

Fortress Transportation and Infrastructure Investors LLC
February 28, 2020

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement and (2) such other documents, certificates, records and information provided to us by you as we have deemed necessary or appropriate as a basis for our opinion set forth herein.  In rendering our opinion, we have participated in the preparation of the Registration Statement.

We have also relied upon statements and representations made to us by representatives of FTAI.  For purposes of this opinion, we have assumed the validity and the initial and continuing accuracy of the documents, certificates, records, statements, and representations referred to above and we have not independently verified all of the facts and representations set forth in the Registration Statement or in any other document.  We have, consequently, assumed and relied on FTAI’s representation that the information presented in the Registration Statement, and other documents otherwise furnished to us, accurately and completely describes all material facts relevant to the Registration Statement and our opinion.  We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief.  Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement and the statements and representations made by representatives of FTAI, without regard to any qualifications therein as to knowledge and belief.

Fortress Transportation and Infrastructure Investors LLC
February 28, 2020

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than FTAI, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties to such documents and the validity and binding effect thereof on such parties.  We have also assumed that the transactions contemplated by the Registration Statement will be consummated in accordance with the terms and conditions of the Registration Statement and that none of the material terms and conditions contained therein has been waived or modified in any respect.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Department regulations promulgated thereunder, judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly on a retroactive basis.  A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court.  Moreover, a change in any of the authorities or the accuracy or completeness of any of the information, documents, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

Based solely upon, and subject to the foregoing and subject to the qualifications and assumptions set forth herein, we are of the opinion that, under current U.S. federal income tax law, FTAI will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership (within the meaning of Section 7704 of the Code) subject to tax as a corporation.  FTAI’s treatment as a partnership depends upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income and various other qualification tests imposed under the Code, the results of which are not reviewed by us.  Accordingly, no assurance can be given that the actual results of FTAI’s operations for its current or any future taxable year will satisfy the requirements for treatment as a partnership under the Code.

We express no opinion on any issue relating to FTAI or any investment therein, other than as expressly stated above.

This opinion has been prepared for you in connection with the Registration Statement.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Fortress Transportation and Infrastructure Investors LLC
February 28, 2020

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

GAW